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                                                                    Exhibit 23




                       Consent of Independent Auditors
                       -------------------------------

We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc and the related prospectus and in the Registration Statement (Form S-8 No. 33-208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and the related prospectus and in the Registration Statement (Form S-8 No. 33-48357) pertaining to the 1992 Incentive Equity Plan and the related prospectus and in the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus of our report dated November 16, 1994, with respect to the consolidated financial statements of Cyprus Northshore Mining Corporation and consolidated subsidiary included in this Current Report on Form 8-K/A for the year ended December 31, 1993.



                                                               ERNST & YOUNG LLP



Cleveland, Ohio
December 9, 1994





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